_______________________________________

LEASE

BETWEEN



THE PITTSBURGH & WEST VIRGINIA
RAILWAY COMPANY, LESSOR


AND

NORFOLK AND WESTERN
RAILWAY COMPANY, LESSEE



______________________



DATED AS OF JULY 12, 1962


__________________________________________


       LEASE dated as of July 12, 1962, between THE PITTSBURGH & WEST VIRGINIA RAILWAY COMPANY, a consolidated corporation of the Commonwealth of Pennsylvania and the State of West Virginia (hereinafter called "Lessor"), and NORFOLK AND WESTERN RAILWAY COMPANY, a corporation of the Commonwealth of Virginia (hereinafter called "Lessee").

       The parties hereto in consideration of the agreements herein contained, and each intending to be legally bound hereby, do hereby agree as follows:

       Section 1.	PROPERTY DEMISED.  Except for such property as shall be
specifically excluded by Section 2 hereof, Lessor does hereby lease, assign, transfer and deliver to Lessee, its successors and assigns, for the term hereinafter set forth, and Lessee does hereby accept from Lessor all of Lessor's right, title and interest in and to all its property, real, personal and mixed, including equipment, machinery, tools, materials and supplies, cash, investments, securities, claims, intangibles, choses in action, rights (contractual or otherwise), obligations, interests, leaseholds and franchises, and including without limitation:

             (a)	The railroad properties consisting of real estate
owned and operated by Lessor and described in Schedule A attached hereto.

             (b)	The additional property of a miscellaneous nature
described in Schedule B attached hereto.

             (c)	All property acquired in replacement of or
substitution for, and all additions, betterments and improvements to and extensions of, the property covered by this Section 1, and all after-acquired property of Lessor, acquired during the term of this Lease and appurtenant to or useful upon or in connection with the property covered by this Section 1, except for after-acquired property acquired by Lessor with the proceeds of the rent paid or payable by Lessee pursuant to subdivision (a) of Section 4 hereof.

       Lessor will execute and deliver all such installments, if any, as may be necessary to assign or confirm to Lessee any of the property demised by this Section 1 (hereinafter called the "demised property").

       Section 2.	PROPERTY NOT DEMISED.  Lessor and Lessee agree that this
Lease shall not include the following property of Lessor (hereinafter referred to as "nondemised property"):

             (a)	Motive power and rolling stock owned by Lessor at the
commencement of the term of this Lease as provided in Section 3 hereof, all of which shall, by appropriate instruments of transfer delivered, immediately prior to the commencement of the term of this Lease, be sold by Lessor to Lessee for a purchase price equal in amount to the depreciated book value of such motive power and rolling stock as reflected on Lessor's books for federal income tax purposes.
Against delivery to Lessee of the aforesaid instruments of transfer, such purchase price shall be paid by Lessee to Lessor by certified or bank cashier's check drawn on Pittsburgh funds, and the full amount thereof shall immediately be used by Lessor until exhausted to pay and discharge to the extent possible such indebtedness owing by Lessor to others as Lessee may select and designate by written notice to the Lessor.

             (b)	Shares of stock issued by Lessor and held in its
treasury at the commencement of the term of this Lease as provided in
Section 3 hereof.

             (c)	Books and records of Lessor which are needed by Lessor
in order to carry out its obligations under this Lease.

             (d)	Rights, privileges and franchises of Lessor requisite
for the preservation of its corporate existence and for the proper performance by it of the terms and provisions of this Lease or of any obligations imposed by law.

             (e)	After-acquired property acquired by Lessor with the
proceeds of the rent paid or payable by Lessee pursuant to subdivision
(a) of Section 4 hereof.

       Any provision of this Lease to the contrary notwithstanding, Lessor may, without securing the consent of Lessee, sell, lease, mortgage, pledge, transfer, dispose of, invest and reinvest all or any part of the nondemised property covered by this Section 2, except that covered by subdivisions (a) and (b) hereof, or the proceeds thereof or the income therefrom.

       Section 3.	TERM OF LEASE.  The term of this Lease shall commence
concurrently with or within sixty (60) days following the date the merger of Lessee and The New York, Chicago and St. Louis Railroad
Company shall become effective or the date on which the approval and authorization by the Interstate Commerce Commission of the leasing of the demised property by Lessee shall become effective, whichever is later, the specific day of the commencement of such term to be fixed by Lessee upon five (5) days' prior written notice to Lessor, provided that there has been no breach of Lessor's covenants contained in subdivisions (a)(2), (a)(4), (a)(5), (c) and (d) of Section 8 and that there has not been any material adverse change (i) in Lessor's financial condition from that set forth in Lessor's General Balance
Sheet as of March 31, 1962, and related notes thereto, other than changes arising in the usual and ordinary course of business, or (ii) in the physical condition of the demised property as a result of fire, earthquake, explosion, flood, riot, acts of God or the public enemy, and that either on such date, or prior thereto, the following events shall have occurred,

             (a)	The stockholders of Lessor and Lessee shall
have taken any action required by law to approve or consent to this Lease, and

             (b)	All authorizations required by law for the
leasing of the demised property pursuant to the terms of this Lease shall have been obtained; provided, however, that the term of this Lease shall not commence and this Lease shall automatically terminate without liability of either party to the other (1) in the event the term of this Lease does not begin within four years from the date of this Lease, or (2) in the event the Interstate Commerce Commission shall impose any terms or conditions to its approval or authorization of this Lease and such terms or conditions are not approved by Lessor and Lessee by action of their boards of directors.

       Lessor agrees that it will cooperate with and assist Lessee in securing all approvals and authorization which may be necessary to be obtained, and Lessee agrees that it will diligently proceed and go forward with the necessary action to obtain such approvals or authorizations.

       The term of this Lease will continue for ninety-nine (99) years unless sooner terminated by reason of default of Lessee. Lessee may renew this Lease for additional terms of ninety-nine (99) years each, as often as Lessee may in its discretion desire, upon the same terms and provisions as are provided for the initial term of this Lease, provided, however, that notice of each such renewal shall be given to Lessor not less than one year prior to the expiration of the then current term of this Lease, and provided further that Lessee shall not be in default under this Lease at the time any such renewal term hereof shall commence.

       Section 4.	RENT. Rent under this Lease shall consist each
year of:

             (a)	$915,000 per year (consisting of $900,000 per year
attributable to the real estate properties listed on Schedule A hereto and $15,000 per year attributable to the properties listed on Schedule
A hereto), which total sum shall be paid free of any charges, easements, taxes (other than income taxes), excises, levies, fees or deductions of any kind and without abatement, deduction or set-off of any type or amount whatsoever, except as may otherwise be required by law.

             (b)	Additional rent equal to the sum of the following, all
of which additional rent is attributable to the real estate properties listed in Schedule A hereto:

                    (1)	Sums equal to the deduction for depreciation or
amortization with respect to the demised property allowed to Lessor for such year under the provisions of the then effective United States Internal Revenue Code.

                    (2)	In the event of retirement or abandonment of
depreciable demised property of Lessor solely on account of casualty, abnormal obsolescence or other cause not taken into consideration in determining the rates of depreciation or amortization, respectively, sums equal to the deduction allowed to Lessor for such year under the provisions of the then effective United States Internal Revenue Code with respect to such property.

                    (3)	In the event of retirement or - abandonment of-
non-depreciable demised property of Lessor, an amount equal to the deduction allowed to Lessor for such year under the provisions of the then effective United States Internal Revenue Code with respect to such property.

                    (4)	Sums equal to the. deduction allowed to Lessor
for such year under the provisions of the then effective United States Internal Revenue Code for amortization of discount and expense on funded debt and equipment or other obligations of Lessor.

                    (5)	Except as otherwise provided in Section 5 hereof,
all interest, expenses, fees and any other sums (except for principal, sinking fund payments or other sums to be paid or advanced pursuant to
Section 7 hereof and except for any obligations incurred by Lessor solely for the benefit of its stockholders or reasonably allocable thereto) payable by Lessor and regardless of whether accrued or payable in respect of a period prior to the commencement of the term of this Lease. The foregoing sums shall be paid or discharged by Lessee as and when they become due and payable.

                    (6)	Such sums, if any, as may be inquired to pay all
obligations reasonably incurred by Lessor for the doing of all acts and things which Lessor may be lawfully required to do or perform under the provisions of this lease or of any law or by any public authority, or for the doing of all acts and things necessary or desirable for the protection during the existence of this Lease of Lessor's rights in the demised property or the rentals or other sums payable pursuant to this Lease, except such obligations incurred by Lessor solely for the benefit of its stockholders or reasonably allocable thereto, or in connection with nondemised property or reasonably allocable thereto.

                    (7)	All taxes, assessments and governmental charges,
ordinary and extraordinary, regardless of whether relating to or accrued or payable in respect of a period prior to the effective date of this Lease, which are lawfully imposed upon Lessor or the demised property or its income or earnings or upon any amount payable to any security holder of Lessor which Lessor has agreed to pay or discharge, except for any income taxes of Lessor incurred with respect to rent paid pursuant to Section 4(a) hereof, any taxes arising after commencement of the term of this Lease in respect of nondemised property or the income therefrom, or any taxes incurred by Lessor solely for the benefit of its stockholders or reasonably allocable thereto. The foregoing sums shall be paid or discharged by Lessee as and when they become due and payable.

       Lessor and Lessee agree that:

             (i)	The rent provided for in paragraphs (1), (2), (3) and
(4) of subdivision (b) of this Section 4 may be estimated in the first instance but shall be adjusted when actual allowances are ascertained.
For the purposes of this Lease, depreciable property refers to the classes of the demised property for which deductions are now or may hereafter be allowed to Lessor under the United States Internal
Revenue Code for depreciation under the straight-line method or any other method involving an annual charge against income with respect to such property, or for amortization, and nondepreciable property refers to all other classes of the demised property.

             (ii)	The rent payable pursuant to subdivision (a) of this
Section 4 shall be paid in equal installments of $228,750 each on the tenth day of March, June, September and December.

             (iii)	In the event the term of this Lease commences on a
date other than the beginning of a calendar year, the rent payable by Lessee to Lessor pursuant to paragraphs (1), (2), (3) and (4) of subdivision (5) of this Section 4 shall be initially computed for the entire calendar year as if this Lease commenced on the first day of the calendar year in which the term of this Lease commences, and Lessee shall, subject to Section 16(a) hereof, pay to Lessor as rent a portion of the sum as so computed equal to the portion of the entire calendar year during which this Lease shall be in effect.

             (iv)	The term "date of this Lease" when used in this Lease
shall be deemed to mean July 11, 1962.

       Section 5.	 EXCLUDED OBLIGATIONS.  Lessee shall not be obligated to
pay any debts or obligations of Lessor in respect of nondemised property or the income therefrom incurred after the date of this Lease.

       Section 6.	OPERATION, MAINTENANCE EXTENSIONS AND IMPROVEMENTS.  Lessee
will at its own expense and without deduction from the rent:

             (a)	Except as otherwise provided in Section 10(b) hereof,
maintain, manage and operate the demised property in the manner required by law or by any mortgage, equipment trust, conditional sales agreement or other agreement binding upon Lessor.

             (b)	Make such extensions, additions, betterments and
improvements to the demised property as Lessee in its discretion may consider necessary or desirable. Such extensions, additions, betterments and improvements, excluding motive power and rolling stock, which shall remain the property of Lessee, shall 'become the, property of Lessor, and the cost thereof shall constitute an indebtedness of Lessor to Lessee.

             (c)	Indemnify and hold Lessor harmless from all claims,
demands, suits, causes of action, loss, damage, liability or expense which Lessor may incur or for which it may become liable, except to Lessee or to Lessor's stockholders (or, in the event of any sale, assignment, transfer or conveyance by Lessor under Section 16(c) of this Lease, to the holders of any beneficial interest 'in the demised property), or with respect to nondemised property or the income therefrom, or any sale, assignment, transfer or conveyance by Lessor under Section 16(c) of this Lease, or income taxes of Lessor or its successors and assigns incurred with respect to rent paid pursuant to
Section 4(a) hereof (provided, however, that the foregoing exceptions shall not relieve Lessee of any liability to Lessor wider its covenants and agreements in this Lease), by reason of this Lease, or in connection with (i) the leasing of the demised property, the title to the demised property, the condition of the demised property or the use of or operations over the demised property, or (ii) any disputes over the charter, corporate powers, demised property or operating rights of Lessor, irrespective of whether arising prior to or after the commencement of the term of this Lease.

       Section 7.	DEBTS OF LESSOR.  Except as otherwise provided in Section
5 hereof, Lessee hereby agrees to pay or discharge on behalf of Lessor, as and when the same shall become due and payable, all obligations of Lessor for payment of principal and sinking funds as well as any other payments which Lessor may be obligated to make by reason of its guaranties or its agreements to make advances or its agreements to purchase real or personal property of any kind, but not including any obligations in the nature of interest, expenses, fees and other sums the payment of which is provided for as rent in paragraph (3) of subdivision (b) of Section 4 of this Lease.

       Lessor agrees that all sums paid by Lessee (including sums used to acquire obligations of Lessor in order to tender them to a. trustee under a mortgage or other indenture of Lessor) pursuant to this
Section 7 shall become a debt obligation of Lessor to Lessee and shall be accounted for as advances made by Lessee to or on behalf of Lessor; provided, however, that Lessor shall not be obligated in respect of any bonds issued by Lessor and included in the demised property which may be surrendered, cancelled or otherwise used by Lessee. Lessor agrees that it will appropriate all sums so advanced by Lessee to payment of the obligations for which advanced. Lessor shall from time to time upon request of Lessee issue such bonds, debentures or notes as may be necessary to enable Lessee to refund or to refinance First Mortgage Bonds or other debt securities of Lessor

       Section 8.	COVENANTS OF LESSOR.

             (a)	From the date of this Lease through the initial term
thereof and during any renewal thereof, as long as Lessee is not in default hereunder and subject to any necessary governmental approval:

                    (1)	Lessor shall take all action, insofar as within
its control, necessary to maintain and preserve to the extent of its rights and powers its corporate existence, subject to the provisions of Section 16(c) hereof.

                    (2)	Lessor shall not issue, without the prior written
consent of Lessee, which shall not be unreasonably withheld, any stock (or options to purchase such stock) except in substitution for capital stock lost, stolen, damaged or mutilated, or in connection with transfers or changes in registration of its capital stock, or as otherwise may be required by law.

                    (3)	Lessor shall permit at any and all reasonable
times such person or persons as Lessee may designate to inspect the books and records of Lessor for any purpose whatsoever, and Lessee shall permit at any and all reasonable times such person or persons as Lessor may designate to inspect the books and records of Lessee for any purpose whatsoever.

                    (4)	Except with respect to rent received by Lessor
under the provisions of Section 4(a) hereof or as otherwise permitted by Section 2 hereof in respect of nondemised property or by Section 16(c) hereof in respect of a transfer by Lessor of its demised property subject to the Lease, Lessor shall not, without the prior written consent of Lessee, which shall not be unreasonably withheld, make any payments, gifts, donations or other dispositions of any part of the demised property, enter into any employment contracts providing for terms of over one year, or pay or incur any liability for salaries, bonuses, pensions or other compensation other than in the ordinary course of business or pursuant to its established plans or practices.

                    (5)	Lessor shall not borrow any money, assume any
guaranty, make advances (except pursuant to commitments made prior to the date of this Lease) or enter into an agreement to make advances, including advances to a debtor or debtors in order to provide the latter with funds with which to pay the principal of, premium, if any, or interest on indebtedness, or issue any bonds, debentures, notes or other indebtedness, except for bonds, debentures or notes issued in substitution for bonds, debentures or notes lost, stolen or mutilated, or in connection with transfers, changes in registration, partial payments, or as otherwise may be required by law or by the terms of the indenture pursuant to which such bonds, debentures or notes were issued; provided, however, that, notwithstanding the foregoing, between the date of this Lease and the commencement of the initial term of this Lease, Lessor may, without the consent of Lessee, at any time and from time to time (i) use its available cash or the equivalent for the purpose of paying or discharging to the extent possible its then existing liabilities, or (ii) borrow money for working capital purposes and issue its promissory notes in evidence thereof, provided that no such borrowing shall have a maturity longer than two years from the date of each borrowing and provided that there shall not be principal amounts of such borrowing outstanding at any one time in excess of $1.5 million. In calculating such limitation, no amount shall be included for any amount due the Pittsburgh National Bank under a note dated July 21, 1961, the original principal of which was $448,500, or any renewal thereof.

             (b)	After the commencement of the term of this Lease and
during any renewal thereof:

                    (1)	Lessor shall not declare any dividend on its
common stock in an amount exceeding

                          (i)	Nondemised property (and nondemised
property substituted therefor), the proceeds thereof and income therefrom, and

                          (ii)	The rent paid or to be paid pursuant to
Section 4(a) hereof,

less any income taxes payable in respect thereof and less any taxes or obligations incurred by Lessor solely for the benefit of its stockholders or reasonably allocable thereto or in connection with nondemised property or reasonably allocable thereto.

                    (2)	Lessor, so Tong as and to the extent that it
possesses the power of eminent domain, shall exercise or permit Lessee to exercise in its name the power of eminent domain in respect of any property desired by Lessee to be taken. All expenses of Lessor in connection therewith, including sums payable for property or rights taken, shall be paid by Lessee or reimbursed to Lessor by Lessee,

                    (3)	Lessor shall, at the request of Lessee, take such
actions and institute such proceedings as may be necessary to alter, continue, tenet or extend any part of the demised property or to enable Lessee to operate any part of the demised property in an efficient and economical manner, provided that such actions or proceedings are not contrary to any other term or provision of this Lease or any agreement to which Lessor is a party.

                    (4)	Lessor shall when requested by Lessee, to the
extent permitted by law, modify, extend, terminate, abandon or surrender any existing leases, agency, trackage or other contracts or agreements made by Lessor or any of its predecessors in title, or enter into any such new agreements, whenever in the judgment of Lessee such modification, extension, termination, abandonment, surrender or making of a new agreement would be beneficial to Lessee, but not in disregard of any mortgages or other agreements covering such demised property.

             (c)	Between the date of this Lease and the commencement of
the term of this Lease:

                    (1)	Lessor shall keep and maintain the demised
property in accordance with usual and accepted practices so that on the commencement of the term of this Lease the demised property will be in as good condition as it is now, ordinary wear and tear excepted.

                    (2)	Lessor shall not pay any dividends on its capital
stock.

             (d)	Lessor represents and warrants that its General
Balance Sheet as of March 31, 1962, copies of which have been furnished Lessee, fairly presents the assets and liabilities of Lessor as of that date in accordance with accounting principles and practices approved by the Interstate Commerce Commission; and that, to its knowledge, Lessor does not have any material liabilities, direct or contingent,' including without limitation tax liabilities, not shown on such General Balance Sheet or the related notes thereto, or otherwise disclosed in writing; and that, since the date of such General Balance Sheet to the date of execution of this Lease, there has not been any material adverse change in Lessor's financial condition from that set forth in such General Balance Sheet other than changes arising in the usual and ordinary course of business.

       Section 9.	DISPOSITION OF PROPERTY OF LESSOR. Such
demised property as shall not in the opinion of Lessee be necessary or useful may be sold, leased or otherwise disposed of by Lessee, and Lessor shall execute and deliver such instruments as may be necessary or appropriate to effectuate such transactions; provided, however, that such sales, leases or other dispositions of property shall be made in compliance with the applicable provisions of any mortgage or other agreement of Lessor relating thereto. The proceeds of sale, condemnation or other disposition of the demised property of Lessor shall, subject to the provisions of any mortgage or other agreement relating to such property, be paid to Lessee and shall be an indebtedness of Lessee to Lessor. Lessee shall also be indebted to Lessor for the salvage value of demised property upon its retirement or abandonment or otter disposition or use to the extent the salvage value thereof is not included in the proceeds referred to in the preceding sentence.

       Section 10.	ADDITIONAL COVENANTS OF LESSEE.

             (a)	In conformity with Section 7 hereof and except as
otherwise provided in Section 5 hereof or with respect to indebtedness owing front Lessor to Lessee, Lessee hereby assumes the due and punctual payment according to their tenor and purport of the principal of, premium, if any, interest on and all other sums payable pursuant to or in respect of:

                    (1)	The First Mortgage Bonds of Lessor issued under
its First Mortgage dated March 1, 1954, as presently in effect.

                    (2)	All equipment obligations issued or guaranteed by
Lessor, including all conditional sales agreements and equipment trusts.

                    (3)	The Guaranteed Collateral Trust Notes, including
the Consolidated Note, issued or to be issued by Lessor under and pursuant to the Collateral Trust Agreement dated as of June 1, 1961, between Lessor and Pittsburgh National Bank, Trustee.

                    (4)	All other indebtedness issued or guaranteed by
Lessor.

                    (5)	All obligations of Lessor to make advances to a
debtor or debtors in order to provide the latter with funds with which to pay the principal of, premium, if any, or interest on indebtedness.

       Lessee also assumes the due and punctual payment or perform ante of all the obligations, covenants, terms and conditions of Lessor contained in any indenture or agreement, or supplement to or amendment thereof, pursuant to which the foregoing obligations were issued or incurred by Lessor or guaranteed by the United States of America or any other person and without regard, in the case of the First Mortgage of Lessor, to any limitations therein contained relating to income of Lessor. Lessee further agrees that its rights under this Lease and in the demised property shall be and remain under and subject to all liens, powers, rights and privileges of any creditor of Lessor, bondholder, trustee or guarantor under any mortgage, contract or equipment obligation of Lessor.

       In addition to and not in limitation of the foregoing, Lessee will (i) on or before March 1 of the calendar year next succeeding the commencement date of this Lease advance or cause to be advanced to Lessor for payment to the Trustee of Lessor's First Mortgage a sum equal to the amount by which payments to the Sinking Fund in pre-equal years shall have aggregated less than the maximum amounts payable under Article Five of said First Mortgage, and will on or before each March 1 thereafter make or cause to be made such advances to Lessor for payment to the Trustee of such maximum Sinking Fund requirements annually, to the end that from and after the commencement of the term of this Lease the rental income received by the Lessor under Section 4(a) hereof shall at no time be obligated for payment to the Sinking Fund under said Article Five (in lieu of any cash advances and payments hereunder, Lessee may deliver to the Trustee bonds of Lessor, as provided by Section 5.03 of the First Mortgage), and (ii) make such advances to or payments on behalf of Lessor or take such other or additional steps as may be necessary or appropriate in the light of the provisions of Section 5.5 of the Collateral Trust Agreement dated as of June 1, 1961, to the end that from and after the commencement of the initial term of this Lease there shall be no restriction on Lessor under said Collateral Trust Agreement relative to the declaration or payment by Lessor of dividends on its outstanding capital stock.

       The obligations assumed by Lessee pursuant to this Section 10(a) shall, if in the nature of rent, be paid or discharged by Lessee pursuant to Section 4 hereof, and, if not in the nature of rent, shall be advanced or discharged pursuant to Section 7 hereof. Lessor shall, at the request and expense of Lessee, cooperate with and assist Lessee the rendering of any performance or compliance required by the terms of any indenture or agreement, or supplement to or amendment thereof, relating to the foregoing obligations of Lessor.

             (b)	Lessee covenants that it will, from time to time and
as often as the same shall become due, pay, perform or discharge, regardless of whether accrued or payable in respect of a period prior to the commencement of the term of this Lease, all debts or obligations of Lessor not otherwise provided for in this Lease provided, however, that Lessee shall not be obligated (i) to assume any debts or obligations of Lessor with respect to nondemised property or the income therefrom incurred after the date of this Lease or any debts or obligations incurred by Lessor solely lot the benefit of its stockholders or reasonably allocable thereto, or (ii) to assume the collective bargaining agreements of Lessor. Lessee shall indemnify
Lessor against liability, including costs and attorneys' fees, which may be Incurred by Lessor under its collective bargaining agreements either prior or subsequent to the commencement of the term of this Lease, but as to any subsequent liability only to the extent that it does not arise with respect to persons (or collective bargaining agreements to the extent that they apply to the work performed by such persons) who continue in the employment of the Lessor alter commencement of the term of this Lease, or who are hired by Lessor after such date.

       Section 11.	TERMINATION OF LEASE.  At the end of this
Lease, whether upon termination by reason of expiration of the initial term or any renewal hereof, or upon termination by reason of default of Lessee, or upon termination for any other reason, the demised property, or such portion thereof as shall remain, together with extensions, additions and improvements thereto and replacements therefore, shall be returned to Lessor in the same condition as it is in at the commencement of the term of this Lease, reasonable wear and tear excepted, together with such machinery, equipment, supplies, motive power, rolling stock and cash as well be sufficient to enable Lessor to operate the demised property for a period of one year after the return thereof n a manner which will meet the requirements of law and of shippers or passengers desiring transportation on the demised property. Lessee shall not be entitled to set off against the rights of Lessor under this Section 11 any indebtedness of Lessor to Lessee. Lessor shall also pay to Lessee, under the terms of this Section 11, an amount equal to the depreciated value as shown on Lessee's books for federal income tax purposes of the motive power and rolling stock delivered by Lessee to Lessor Any indebtedness of Lessor to Lessee under this Lease shall, after termination of this Lease, be payable by Lessor to Lessee only if and to the extent that Lesser shall have net income available for such purpose before payment of any dividends upon its capital stock, p Ins interest on any unpaid amounts at the rate of 6% per annum.

       Section 12.	DEFAULT BY LESSEE. In case:

             (a)	Lessee shall fail to pay any part of the rent due
under Section 4(a) hereof after having been given thirty (30) days' written notice thereof by Lessor, or

             (b)	Lessee shall fail to perform in whole or in part any
other covenant or agreement or obligation of Lessee herein contained after having been given sixty (60) days' written notice thereof by Lessor, or

             (c)	Any proceedings shall be commenced by or against
Lessee for appointment of a receiver or receivers or for any relief under any bankruptcy or insolvency law or law relating to the relief of debtors, adjustment of indebtedness, reorganization, arrangements, compositions or extensions (other than under a law which does not permit any change in or impairment of any obligations of Lessee contained in this Lease), and all obligations of Lessee under this Lease are not duly assumed in writing pursuant to a court order or decree, or by a trustee or trustees or receiver or receivers appointed for Lessee or its property, or otherwise, within sixty (60) days after any such appointment, or ninety (90) days after any such proceedings shall have commenced, whichever shall be earlier, then Lessor may at its option declare this Lease terminated, and thereupon Laser shall be entitled to the demised property and all revenues, rents, issues, income and profits therefrom, and Lessee shall cease to have any estate, right, title or interest in the demised property, and Lessee shall not have any right to have the demised property returned or this Lease reinstated by making a tender of rent or other offer to cure its default under this Lease. Lessor may retake possession of the demised properly and may enter upon the demised property and every part thereof and remove all persons therefrom. Lessee shall be obligated to turn over to Lessor property and cash sufficient to operate the demised property for one year, as provided in Section 22 hereof, and the debts of Lessor to Lessee shall be subordinated as provided in Section 11 hereof. Termination of this Lease by Lessor shall not relieve Lessee of any of its obligations hereunder which accrued or were to be performed by Lessee on or before the date of termination, including without limitation obligations of Lessee pursuant to Sections 4, 6, 7 and 10 hereof. In addition,
Lessor shall be entitled to payment of all damages suffered by Lessor by reason of or arising out of the breach or default of Lessee or termination of this Lease, with interest thereon at 6% per annum, plus a reasonable attorney's fee and costs and expenses of Lessor.

       Section 13.	CONTESTS BY LESSEE.  Notwithstanding the
provisions of any other Section of this Lease, Lessee, unless required by law, shall not be required to pay or to discharge any taxes, claims, judgments, liens, charges or expenses to be paid by Lessor under the terms of this Lease to any person, firm, corporation or governmental instrumentality other than sums of money to be paid to Lessor if and so long as Lessee shall be contesting with reasonable diligence the validity or amount thereof, and if and so long as Lessee shall not be in default under this Lease for failure to comply with any provisions of this Lease other than a provision for payment of the tax, claim, judgment, lien, charge or expense being so contested.

       Section 14.	SECTION HEADINGS. Section headings have been set forth in
this Lease merely for the convenience of the parties and shall not be used or referred to in construing or interpreting any provision of this Lease.

       Section 15.	NOTICES. Any notices required or permitted under the
terms of this Lease shall be given by registered or certified mail and shall be deemed to be given as of the date of mailing if mailed:
In the case of Lessor to

The Pittsburgh & West Virginia Railway Company

Mansfield Avenue
P.O. Box 4440
Pittsburgh 5, Pennsylvania

In the case of Lessee to

Norfolk and Western Railway Company
8 North Jefferson Street
Roanoke, Virginia

or to such other address as may hereafter be designated in writing by the party to whom the notice is to be given.

       Section 16.	MISCELLANEOUS.

             (a)	The portion of the additional rent, or any part
thereof, payable to Lessor pursuant to paragraphs (1), (2), (3) and
(4) subdivision (b) of Section 4 hereof and any amounts, or any part thereof, payable to Lessor pursuant to Section 9 hereof may, at the option of Lessee, be paid either in cash or by crediting Lessor with the same as indebtedness in an account of transactions under this Lease; provided, however, that the total of such indebtedness owing from Lessee to Lessor, after taking into account the payments of cash hereunder or a balancing of indebtedness under subdivision (b) of this
Section 16, or both, shall not exceed at any time an amount equal to 5% of the value at such time of the total assets of Lessor as long as any of the obligations of Lessor which have been assumed by Lessee in this Lease remain outstanding and unpaid. All cash payments made by Lessee to Lessor as provided in this subdivision (a) shall immediately be used by Lessor to pay and discharge such indebtedness of Lessor to others as may be designated by Lessee.

             (b)	From time to time a balance of the indebtedness
arising under this Lease of Lessor to Lessee and of Lessee to shall be determined; and for the purpose of reimbursing Lessee for any such balance owing to it, Lessor will, to the extent of its power, and subject to all legal and contractual provisions and any necessary governmental approval, upon the written request of Lessee, issue or deliver to Lessee bonds, debentures, notes or other debt obligations of Lessor of a face amount equal to not more than the balance to the credit of Lessee at such time.

             (c)	This Lease and all the covenants and agreements hereof
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that no assignment of this Lease shall be made by Lessee unless the assignee shall, by instrument in writing executed by such assignee and delivered to Lessor, expressly assume all of the obligations of Lessee hereunder, but neither any such assignment nor the execution and delivery by any such assignee of any such instrument of assumption shall, except with the written consent of Lessor, which shall not be unseasonably withheld, relieve Lessee from any of its obligations hereunder. Nothing herein contained shall be construed to prevent (i) the sale, assignment, transfer, conveyance or other disposition by Lessor of the demised property and the rights of Lessor therein and under this Lease to any person (including, without limitation, any transfer to a trust or other entity which may be created for the benefit of Lessor's shareholders), any such sale, assignment, transfer, conveyance or other disposition to be subject, however, to this Lease and the rights of Lessee herein, in which event there shall be no obligation on Lessor to maintain, its corporate existence, and it may liquidate and- dissolve, (ii) the sale, assignment, transfer, conveyance or other disposition by Lessor of this Lease or any rights of Lessor thereunder to any person (including, without limitation, any transfer to a trust or other entity which may be created for the benefit of Lessor's shareholders), or (iii) the transfer of the rights of Lessee under this Lease in connection with a merger or consolidation or conveyance or lease of Lessee's railroad property as a whole, or substantially as a whole, if the corporation resulting from such merger or consolidation or acquiring or leasing such property shall execute and deliver to Lessor a written instrument of assumption as above provided for. In the event of the sale, assignment, transfer or conveyance by Lessor of its interest in the demised property, Lessor shall thereupon be released and discharged of and from all covenants and obligations of Lessor under the Lease, but such covenants and obligations shall be binding upon each new owner of the demised property.

             (d)	From the date of this Lease, Lessor and Lessee
may by agreement authorized or approved by their respective boards of directors, and without the consent of their stockholders, at any time and from time to time make changes in or supplements to this Lease, provided that the consent of the Interstate Commerce Commission thereto shall be obtained if necessary; and, provided, further that no changes may be made which will effect a reduction in the amount of rent payable to Lessor pursuant to subdivision (a) of Section 4 hereof unless the consent of such stockholders shall be obtained in the same manner as required by law at the time of such modification hereof for the making of a new lease; provided, however, that in the event of any sale, assignment, transfer or conveyance by Lessor under Section 16(c) of this Lease, such consent shall be obtained from that portion, if any, as specified in the instrument governing such consent, of the holders of any beneficial interest in the demised property.


IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective Presidents or Vice Presidents and sealed with their corporate seals attested by their respective Secretaries or Assistant Secretaries as of the date first above written.

THE PITTSBURGH & WEST VIRGINIA RAILWAY
COMPANY

BY R.N. SHIELDS
CHAIRMAN OF THE BOARD AND PRESIDENT
Attest:	James A. Parsons
	Secretary

[Seal]

NORFOLK AND WESTERN RAILWAY COMPANY

BY STUART T. SAUNDERS
PRESIDENT

Attest:	W.H. Ogden
       Secretary

[Seal]


       COMMONWEALTH OF PENNSYLVANIA	)
       	) ss
       COUNTY OF ALLEGHENY 	)

       BE IT REMEMBERED, and I do hereby certify, that on this 14th day of July, A. D. 1962, before me, Harold H. Stimpert, a Notary Public duly commissioned, qualified and acting in and for said Commonwealth and County, personally came and appeared before me in said County, R.N. Shields, Chairman of the Board and President, and James A. Parsons, Secretary, of The Pittsburgh & West Virginia Railway Company, a consolidated corporation of the Commonwealth of Pennsylvania and the State of West Virginia and one of the corporations described in and which executed the above annexed and foregoing instrument, who are to me personally known and personally known to me to be Chairman of the Board and President and Secretary, respectively, of said corporation and the same and identical persons whose names are signed and subscribed to said instrument as having executed the same, and who executed the same as such Chairman of the Board and President and Secretary, respectively, and they severally duly acknowledged to me that being informed of the contents of said instrument they executed, signed, sealed and delivered said instrument freely and voluntarily as their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses, considerations and purposes therein contained, mentioned, specified, expressed and set forth, and desired the same to be recorded as such, and they severally under oath stated and acknowledged that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

       And at the same time the said R. N. Shields and James A. Parsons, being by me severally and duly sworn, did each for himself depose and upon oath say and acknowledge: That he, said R. N. Shields, resides in Pittsburgh, Pennsylvania, and is Chairman of the Board and President, and he, said James A. Parsons, resides in Pittsburgh, Pennsylvania, and is Secretary, and they are officers of said The Pittsburgh & West Virginia Railway Company, the corporation described in and which executed the above instrument, as above designated; that they know and are acquainted with the seal of said corporation; that the seal affixed to said instrument is such corporate seal of said corporation; that it was so affixed and said instrument was signed, sealed, executed and delivered in behalf of said corporation by resolution, order and authority of its Board of Directors; that they signed their names thereto by like order and authority; that the name of said corporation was subscribed to said instrument by R.N. Shields, Chairman of the Board and President thereof, and that the said corporation executed said instrument freely and voluntarily and for the uses, considerations and purposes therein contained, mentioned, specified, expressed and set forth; and said R. N. Shields and James
A. Parsons acknowledged said instrument to be the free and voluntary act and deed of said corporation.


And I further certify that the foregoing instrument was executed and acknowledged according to and in conformity with the laws of the Commonwealth of Pennsylvania. Given under and in witness and faith whereof I have hereunto set my hand and official seal the day and year first above written.

       HAROLD H. STIMPERT
       Notary Public
       Pittsburgh, Allegheny Co., Pa.

       My Commission Expires March 10, 1963.
       [NOTARIAL SEAL]


COMMONWEALTH OF VIRGINIA	)
	) ss.
CITY OF ROANOKE 	)

       BE IT REMEMBERED, and I do hereby certify, that on this 17th day of July, A. D. 1962, before me, J. A. Brumbaugh, a Notary Public duly commissioned, qualified and acting in and for said Commonwealth and City, personally came and appeared before me in said City, Stuart T. Saunders, President, and W. H. Ogden, Secretary, of Norfolk and
Western Railway Company, a corporation incorporated and existing under and by virtue of the laws of the Commonwealth of Virginia and one of the corporations described in and which executed the above annexed and foregoing instrument, who are to me personally known and personally known to me to be President and Secretary, respectively, of said corporation and the same and identical persons whose names are signed and subscribed to said instrument as having executed the same, and who executed the same as such President and Secretary, respectively, and they severally duly acknowledged to me that being informed of the contents of said instrument they executed, signed, sealed and delivered said instrument freely and voluntarily as their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses, considerations and purposes therein contained, mentioned, specified, expressed and set forth, and desired the same to be recorded as such, and they severally under oath stated and acknowledged that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation,

       And at the same time the said Stuart T. Saunders and W. H. Ogden, being by me severally and duly sworn, did each for himself depose and upon oath say and acknowledge: That he, said Stuart T. Saunders, resides in Roanoke, Virginia, and is President, and he, said W. H. Ogden, resides in Roanoke, Virginia, and is Secretary, and they are officers of said Norfolk and Western Railway Company, the corporation described in and which executed the above instrument, as above designated; that they know and are acquainted with the seal of said corporation; that the seal affixed to said instrument is such corporate seal of said corporation; that it was so affixed and said instrument was signed, sealed, executed and delivered in behalf of said corporation by resolution, order and authority of its Board of Directors; that they signed their names thereto by like order and authority; that the name of said corporation was subscribed to said instrument by Stuart T. Saunders, President thereof, and that the said corporation executed said instrument freely and voluntarily and for the uses, considerations and purposes therein contained, mentioned, specified, expressed and set forth; and said Stuart T. Saunders and W.
H. Ogden acknowledged said instrument to be the free and voluntary act and deed of said corporation.

       And I further certify that the foregoing instrument was executed and acknowledged according to and in conformity with the laws of the Commonwealth of Virginia.

       Given under and in witness and faith whereof I have hereunto set my hand and official seal the day and year first above written.
                                       J. A. BRUMBAUGH
                                       Notary Public

My Commission Expires February 24, 1968.
       [NOTARIAL SEAL]

_______________________________________

Schedule A

Real Estate Railroad Properties Owned and Operated by The Pittsburgh & West Virginia Railway Company

       All right, title and interest of The Pittsburgh & West Virginia Railway Company in and to any and all land and improvements or other inherently permanent structures situate thereon which may be under, along or adjacent to the following lines of railroad:

       (1)	A line of railroad one hundred eleven and twenty-one one-
hundredths (111.~1) miles in length, extending from a connection with the line of railroad of The Pittsburgh & Lake Erie Railroad Company at Connellsville, Fayette County, Commonwealth of Pennsylvania, through Fayette, Westmoreland, Washington and Allegheny Counties in the Commonwealth of Pennsylvania, Brooke County in the State of West Virginia, and Jefferson and Harrison Counties in the State of Ohio, to a connection with the line of railroad of The Wheeling and Lake Erie Railway Company (The New York, Chicago and St. Louis Railroad Company, Lessee) at Pittsburgh Junction, Harrison County, State of Ohio;

       (2)	A branch line of railroad, known as the Donora Branch, five
and ninety one-hundredths (5.90) miles in length, extending from a connection with the line of railroad described in the foregoing subdivision (1) at Sudan to a connection with the line of railroad of the Donora Southern Railroad Company at Baird, all in Washington
County, Commonwealth of Pennsylvania;

       (3)	A branch line of railroad, known as the Clairton Branch,
five and sixty one-hundredths (5.60) miles in length, extending from a connection with the line of railroad described in the foregoing subdivision (1) at Pierce to a connection with the line of railroad of The Pennsylvania Railroad Company at Clairton, all in Allegheny
County, Commonwealth of Pennsylvania;

       (4)	A branch line of railroad, known as the Mifflin Branch,
three and forty-six one-hundredths (3.46) miles in length, in the foregoing subdivision (1) at Longview to a connection with the line of railroad of Union Railroad Company at Mifflin Junction, all in Allegheny County, Commonwealth of Pennsylvania;

       (5)	A branch line of railroad, known as the West End Branch,
two and twenty-seven one-hundredths (2.27) miles in length, extending from a connection with the line of railroad described in the foregoing subdivision (1) at Belt Junction to a connection with the line of railroad of The Pittsburgh & Lake Erie Railroad Company at West End, all in the City of Pittsburgh, Allegheny County, Commonwealth of Pennsylvania; and

       (6)	A branch line of railroad, known as the Bell Branch, *three
and fifteen one-hundredths (3.15) miles in length, extending from a connection with the line of railroad described in the foregoing subdivision (1) at Virginia, Brooke County, State of West Virginia, to Bellfield, Washington County, Commonwealth of Pennsylvania. *

_______________________________________

Schedule B

Additional Properties of The Pittsburgh & West Virginia Railway
Company

       All right, title and interest of The Pittsburgh & West Virginia Railway Company, whether legal or equitable, in and to all equipment, machinery, tools, materials and supplies, cash, investments, securities, claims, intangibles, choses in action, rights (contractual or otherwise), interests, franchises and all other property owned by The Pittsburgh & West Virginia Railway Company, excepting real properties listed on Schedule A hereto and property not demised listed in Section 2 hereof. *

_______________________________________

SUPPLEMENT TO LEASE

Dated As Of
October 9, 1964

GIVING NOTICE
OF COMMENCEMENT ON OCTOBER 16, 1964, OF THE
TERM OF THE LEASE DATED AS OF JULY 12, 1962,

Between

THE PITTSBURGH & WEST VIRGINIA RAILWAY COMPANY, Lessor

And

NORFOLK AND WESTERN RAILWAY COMPANY, Lessee.

_______________________________________


       SUPPLEMENT TO LEASE dated as of October 9, 1964, giving notice of commencement on October 16, 1964, of the term of the LEASE dated as of July 12, 1962, between THE PITTSBURGH &. WEST VIRGINIA RAILWAY
COMPANY, a consolidated corporation of the Commonwealth of Pennsylvania and the State of West Virginia (hereinafter called
"Lessor"), and NORFOLK AND WESTERN RAILWAY COMPANY, a corporation of the Commonwealth of Virginia (hereinafter called "Lessee");

       WHEREAS, Section.) of a Lease (hereinafter called the "Lease") dated as of July 12, 1962, between Lessor and Lessee provides that its term shall commence concurrently with or within sixty days following the date the merger of Lessee and The New York, Chicago and St. Louis Railroad Company shall become effective or the date on which the approval and authorization by the Interstate Commerce Commission of the leasing of the demised property by Lessee shall become effective, whichever is later; and

       WHEREAS, *the leasing of the demised property by Lessee was approved and authorized by the Interstate Commerce Commission in a report and order which became effective on August 19, 1964; and

       WHEREAS, the merger of Lessee and The New York, Chicago and St. Louis Railroad Company shall become effective on October 16, 1964; and

       WHEREAS, Section 3 of the Lease provides that its term shall commence upon five days' prior written notice by Lessee to Lessor; and

       WHEREAS, Lessee wishes hereby to give such notice to Lessor, and Lessor wishes to accept and agree to such notice;

       NOW, THEREFORE, Lessee hereby notifies Lessor that, pursuant to
Section 3 of the Lease, a copy of which is attached hereto and made a part hereof, the term of the Lease shall commence at 12:01 a.m. on October 16, 1964, and Lessor hereby acknowledges receipt of such notice and hereby agrees to said commencement of the term of the Lease.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplement to Lease to be executed by their respective Vice President
- Finance and President and sealed with their corporate seals attested by their respective Secretaries as duly authorized by their respective Boards of Directors as of the date first above written.

		NORFOLK AND WESTERN RAILWAY COMPANY
		Lessee
Attest:
		By _______________________________
		      Vice President - Finance
______________
Secretary


		THE PITTSBURGH & WEST VIRGINIA
		RAILWAY COMPANY, Lessor
Attest:
		By _______________________________
		      President
______________
Secretary






COMMONWEALTH OF VIRGINIA	)
CITY OF ROANOKE 	) ss.:

       BE IT REMEMBERED, that I, J. A. BRUMBAUGH, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for said City and Commonwealth, do hereby certify that on this ____ day of October, 1964, H. M. REDMAN, who signed the instrument above bearing date as of the 9th day of October, 1964, for NORFOLK AND WESTERN RAILWAY COMPANY, has this day in my said City, before me, acknowledged said instrument to be the act and deed of said corporation; and that before me personally appeared H. M. REDMAN, who acknowledged himself to be Vice President Finance of Norfolk and Western Railway Company, a corporation, and that he, as such Vice President - Finance, being authorized so to do, executed the foregoing instrument for. the purposes therein contained, by signing the name of the corporation by himself as Vice President - Finance; and that before me personally appeared H, M. REDMAN and W. H. OGDEN, known to me to be the persons who, as Vice President - Finance and Secretary, respectively, of Norfolk and Western Railway Company, one of the corporations which executed the foregoing instrument, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as such officers, respectively; that the same is their free act and deed as such officers, respectively, and the free and corporate act and deed of said corporation; that they were duly authorized thereunto by its Board of Directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

       IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal of office this __ day of October , 1964.

       	_____________________________________
       			Notary Public
       	In and for the City of Roanoke,
       	Commonwealth of Virginia
       	My Commission expires
       	February 7, 1967


COMMONWEALTH OF PENNSYLVANIA	)
	)
COUNTY OF ALLEGHANY	) ss.:

       BE IT REMEMBERED, that I, HAROLD H. STIMPERT, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for said County and Commonwealth, do hereby certify that on this ____ day of October, 1964, R. N. SHIELDS, who signed the instrument above bearing date as of the 9th day of October, 1964, for THE PITTSBURGH &:
WEST VIRGINIA RAILWAY COMPANY, has this day in my said County, before me, acknowledged said instrument to be the act and deed of said corporation; and that before me personally appeared R. N. SHIELDS, who acknowledged himself to be the President of The Pittsburgh &: West Virginia Railway Company, a corporation, and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President; and that before me personally appeared R. N. SHIELDS and J. A. PARSONS, known to me to be the persons who, as President and Secretary, respectively, of The Pittsburgh & West Virginia Railway Company, one of the corporations which executed the foregoing instrument, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation *as such officers, respectively; that the same is their free act and deed as such officers, respectively, and the free and corporate act and deed of said corporation; that they were duly authorized thereunto by its By-Laws; and that the seal affixed to said instrument is the corporate seal of said corporation.

       IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal of office this ____ day of October , 1964.

       	________________________________
       		Notary Public
       	In and for the County of
Allegheny,
       	Commonwealth of Pennsylvania
       	My Commission expires